Exhibit 99.1

Electro Energy Appoints Timothy E. Coyne as Chief Financial Officer

DANBURY, CT — (MARKET WIRE) — Nov 27, 2006 — Electro Energy Inc. (NASDAQ: EEEI), a developer and manufacturer of advanced rechargeable batteries, announced today that it has appointed Timothy E. Coyne as its new Chief Financial Officer. Mr. Coyne replaces Michael E. Reed, the Company’s President and Chief Executive Officer, who had served as interim Chief Financial Officer. Mr. Reed will continue as President and Chief Executive Officer. Mr. Coyne has 30 years’ experience in senior financial and accounting positions, including expertise in the capital markets, reporting and compliance and financial management. He has extensive experience in senior financial positions for publicly traded companies.

He joins Electro Energy after five years as Chief Financial Officer, Vice President and Corporate Controller of Imagistics International Inc., a former division of Pitney Bowes Inc., where he was responsible for Accounting, Finance, Treasury, Budgeting, Reporting/Control, Audit, Tax and Investor Relations. He helped launch the spin-off of Imagistics from Pitney Bowes, including negotiating separation agreements and completing SEC registration filings and NYSE listing documents. He also negotiated credit agreements and designed and implemented reporting and control systems.

Prior to joining Imagistics, he spent five years as Chief Financial Officer, Vice President and Corporate Controller of TransPro, Inc., a $250 million NYSE-listed manufacturer of heat transfer components and systems for automotive and original equipment automotive, truck, specialty vehicle and industrial applications spun-off from the Allen Group. There, he was responsible for planning, corporate accounting, and SEC and tax compliance functions for the newly public company. He also conducted merger and acquisition transactions for the company, including the divestiture of a segment and the acquisition of two manufacturing companies.

Mr. Coyne also was Vice President — Finance and Administration at Keene Corporation and Kasco Corporation, each subsidiaries of Bairnco Corporation and Vice President and Corporate Controller of The Coca-Cola Bottling Company of New York, Inc. He received his B.S., Accounting, Magna Cum Laude from Herbert H. Lehman College of the City University of New York.

“I am pleased that we were able to attract an individual with Tim’s experience and expertise,” said Mr. Reed. “The timing is ideal to expand our senior management team as we expect to ramp up revenue in the coming quarters, and Tim’s ability to develop systems to support this growth and his experience in performing many of the financial functions necessary for a rapidly developing public company should be invaluable as adoption increases for our Hybrid Electric and Plug-in Hybrid Electric Vehicles.”

About Electro Energy Inc.

Electro Energy Inc., headquartered in Danbury, Connecticut, was founded in 1992 to develop, manufacture and commercialize high-powered, rechargeable bipolar nickel-metal hydride batteries for use in a wide range of applications. Its Colorado Springs operation supplies aerospace-grade high quality nickel cadmium batteries and components for satellites, aircraft and other specialty applications. EEEI is also developing high power lithium rechargeable batteries utilizing the Company’s proprietary bi-polar design. EEEI has recently acquired significant manufacturing assets near Gainesville, Fla., to accelerate commercialization of its battery technology. For further information, please visit www.electroenergyinc.com .

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: general economic and business conditions; competition; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies; research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of Electro Energy Inc.‘s Securities and Exchange Commission filings available at http://www.sec.gov .

Contact:
Contact: Andrew Hellman CEOcast, Inc. for Electro Energy (212) 732-4300